FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENTS

This First Amendment to Loan and Security Agreements (this "Amendment") is made as of January 25, 2006, by and among M-WAVE, INC., a Delaware corporation ("M-Wave"), M-WAVE DBS, an Illinois corporation ("DBS" and, together with M-Wave, each a "Borrower" and collectively the "Borrowers"), and MERCATOR MOMENTUM FUND III, L.P., a California limited partnership ("Lender").

Factual Background

A.   Pursuant to that certain Silicon Valley Bank Loan and Security Agreement (including the Schedule thereto) dated June 28, 2004 (as amended from time to time, the "2004 Loan Agreement"), among M-Wave, Poly Circuits, Inc., an Illinois corporation ("Poly Circuits"), and Silicon Valley Bank ("SVB"), as amended by (1) that certain Amendment to Loan Documents dated June 28, 2004, among M-Wave, Poly Circuits and SVB, (2) that certain Amendment to Loan Documents dated December 17, 2004, among M-Wave, Poly Circuits and SVB, (3) that certain Assumption Agreement and Amendment to Loan Documents dated April 11, 2005, among M-Wave, DBS and SVB, (4) that certain Amendment to Loan Agreement and Release dated September 2, 2005, among M-Wave, DBS and SVB, (5) that certain Limited Forbearance Agreement dated October 17, 2005, among M-Wave, DBS and SVB, and (6) that certain Extension Agreement dated October 24, 2005, among M-Wave, DBS and SVB, SVB made loans (collectively, the "2004 Loans") to the Borrowers.

B.   The 2004 Loans and all of the other Obligations (as that term is defined in the 2004 Loan Agreement) (collectively, the "2004 Obligations"), are secured by first priority perfected security interests in all of the Collateral (as that term is defined in the 2004 Loan Agreement). The 2004 Obligations are also secured by first priority perfected security interests in all of the Intellectual Property Collateral (as that term is defined in (1) that certain Intellectual Property Security Agreement dated as of April 11, 2005, between M-Wave, as grantor, and SVB, as secured party, and (2) that certain Intellectual Property Security Agreement dated as of April 11, 2005, between DBS, as grantor, and SVB, as secured party (collectively, the "Intellectual Property Security Agreements").

C.   Pursuant to that certain Silicon Valley Bank Loan and Security Agreement dated as of April 11, 2005 (as amended from time to time, the "2005 Loan Agreement"), among M-Wave, DBS and SVB, as amended by (1) that certain Amendment to Silicon Valley Bank Loan Agreement dated September 2, 2005, among the M-Wave, DBS and SVB, SVB made loans (collectively, the "2005 Loans") to the Borrowers.

D.   The 2005 Loans and all of the other Obligations (as that term is defined in the 2005 Loan Agreement) (collectively, the "2005 Obligations"), are secured by first priority perfected security interests in all of the Collateral (as that term is defined in the 2005 Loan Agreement and Exhibit A attached thereto). The 2005 Obligations are also secured by first priority perfected security interests in all of the Intellectual Property Collateral (as that term is defined in the Intellectual Property Security Agreements.

E.   Pursuant to the 2004 Loan Agreement and the 2005 Loan Agreement (collectively, the "Loan Agreements"), SVB made the 2004 Loans and the 2005 Loans (collectively, the "Loans") to the Borrowers in an aggregate principal amount equal to $1,805,000 (the "Initial Loan Amount").

F.   SVB assigned all of its right, title and interest in and to (1) the Loans and (2) the Loan Agreements, the Intellectual Property Security Agreements and all other documents evidencing or securing the Loans (collectively, the "Loan Documents") to Monarch Pointe Fund Ltd. ("Monarch") pursuant to a Loan Document Purchase Agreement dated November 9, 2005, and Monarch has assigned all of its right, title and interest in and to the Loans and the Loan Documents to Lender. Lender is currently the owner of all right, title and interest in and to the Loans and the Loan Documents.

G.   As of the date of this Amendment, (i) the outstanding principal amount of the 2004 Loan is $1,280,721.51 and the outstanding principal amount of the 2005 Loan is $318,485.76, for a total of $1,599,207.27, and (ii) the accrued and unpaid interest on the 2004 Loan for the period from November 9, 2005 (the date on which Monarch acquired the Loans from SVB) through and including December 31, 2005 is $16,498.18 and the accrued and unpaid interest on the 2005 Loan for the period from November 9, 2005 through and including December 31, 2005 is $4,102.71, for a total of $20,600.89.

H.   The Borrowers and Lender now wish to modify the Loan Documents as set forth below.

Agreement

Therefore, each of the Borrowers and Lender agree as follows:

1.     Recitals. The recitals set forth above in the Factual Background are true, accurate and correct.

2.     Reaffirmation of the Loans and the Loan Documents. Each of the Borrowers reaffirms all of its obligations under each of the Loan Documents to which it is a party, and each of the Borrowers acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the 2004 Loan Agreement, the 2005 Loan Agreement or any of the other Loan Documents.

3.     Modification of the Loan Documents. The Loan Documents are hereby amended as follows:

3.1   Amendments to the 2004 Loan Agreement. The 2004 Loan Agreement is amended as follows:

(a)    References. All references to "Silicon Valley Bank" or "Silicon" in the 2004 Loan Agreement shall be deemed to refer to Lender, and the Borrowers acknowledge and agree that Lender has all of the rights and remedies of SVB under the 2004 Loan Agreement and each of the other Loan Documents that relate thereto.

(b)    Term Loan. As of the date of this Amendment, the 2004 Loan, and the sum of (i) all principal amounts outstanding under the 2004 Loan Agreement and (ii) the accrued and unpaid interest on the 2004 Loan for the period from November 9, 2005 (the date on which Monarch acquired the Loans from SVB) through and including December 31, 2005, shall constitute a term loan having a principal amount equal to the sum of the outstanding principal amount of the 2004 Loan on the date of this Amendment and the accrued and unpaid interest on the 2004 Loan through December 31, 2005. Notwithstanding any contrary provision of the 2004 Loan Agreement or any other Loan Document, the Borrowers shall not have the right to repay and reborrow any principal outstanding on the 2004 Loan.

(c)    Interest and Repayment of the Term Loan. Interest shall accrue (commencing January 1, 2006) on the sum of (i) the outstanding principal amount of the 2004 Loan from time to time and (ii) the accrued and unpaid interest on the 2004 Loan for the period from November 9, 2005, through and including December 31, 2005, at the interest rate, and shall be payable in cash monthly in arrears at the times and in the manner, specified in Section 2 (entitled "Interest") of the Schedule attached to the 2004 Loan Agreement, except that the term "Prime Rate" shall mean the "prime rate" reported by the Wall Street Journal under "Money Rates," and the interest rate applicable to the 2004 Loan shall change on each date that there is a change in such "prime rate" reported by the Wall Street Journal. Unless earlier accelerated upon the occurrence of an Event of Default, all principal and unpaid interest outstanding on the 2004 Loan shall be due and payable on June 28, 2006, which is the Maturity Date (as that term is defined in the 2004 Loan Agreement).

(d)    Deletion of Certain Provisions. All of Section 1 (entitled "Loans") other than Section 1.2 (entitled "Interest") and all of Section 4 (entitled "Accounts") of the 2004 Loan Agreement, and all of Section 1 (entitled "Credit Limit"), Section 3 (entitled "Fees"), Section 5 (entitled "Financial Covenants") and paragraph (1) (entitled "Banking Relationship") of Section 8 (entitled "Additional Provisions") of the Schedule attached to the 2004 Loan Agreement, are hereby deleted in their entirety.

(e)    Early Termination. The proviso in the second sentence of Section 6.2 of the 2004 Loan Agreement (most recently amended by Paragraph 1 of the Amendment to Loan Agreement and Release dated September 2, 2005) is hereby deleted in its entirety.

3.2   Amendments to the 2005 Loan Agreement. The 2005 Loan Agreement is amended as follows:

(a)    References. All references to "Silicon Valley Bank" or "Silicon" in the 2005 Loan Agreement shall be deemed to refer to Lender, and the Borrowers acknowledge and agree that Lender has all of the rights and remedies of SVB under the 2005 Loan Agreement and each of the other Loan Documents that relate thereto.

(b)    Term Loan. As of the date of this Amendment, the 2005 Loan, and the sum of (i) all principal amounts outstanding under the 2005 Loan Agreement and (ii) the accrued and unpaid interest on the 2005 Loan for the period from November 9, 2005 (the date on which Monarch acquired the Loans from SVB) through and including December 31, 2005, shall constitute a term loan having a principal amount equal to the sum of the outstanding principal amount of the 2005 Loan on the date of this Amendment and the accrued and unpaid interest on the 2005 Loan through December 31, 2005. Notwithstanding any contrary provision of the 2005 Loan Agreement or any other Loan Document, the Borrowers shall not have the right to repay and reborrow any principal outstanding on the 2005 Loan.

(c)    Interest and Repayment of the Term Loan. Notwithstanding any contrary provision of the 2005 Loan Agreement, interest shall accrue (commencing January 1, 2006) on the sum of (i) the outstanding principal amount of the 2005 Loan from time to time and (ii) the accrued and unpaid interest on the 2005 Loan for the period from November 9, 2005, through and including December 31, 2005, at the interest rate, and shall be payable in cash monthly in arrears at the times and in the manner, specified in Section 2 (entitled "Interest") of the Schedule attached to the 2004 Loan Agreement, except that the term "Prime Rate" shall mean the "prime rate" reported by the Wall Street Journal under "Money Rates," and the interest rate applicable to the 2005 Loan shall change on each date that there is a change in such "prime rate" reported by the Wall Street Journal. Unless earlier accelerated upon the occurrence of an Event of Default, all principal and unpaid interest outstanding on the 2005 Loan shall be due and payable on June 28, 2006, which is the Maturity Date (as that term is defined in the 2005 Loan Agreement).

(d)    Deletion of Certain Provisions. All of Section 2.1.1 (entitled "Financing of Accounts") other than paragraph (f) thereof (entitled "Maturity"), all of Section 2.2 (entitled "Collections, Finance Charges, Remittances and Fees"), all of Section 2.3 (entitled "Repayment of Obligations; Adjustments") and all of Section 3 (entitled "Conditions of Loans") of the 2005 Loan Agreement are hereby deleted in their entirety.

3.3   Additional Credit. Subject to the conditions set forth in Section 3.4, below, Lender agrees to make additional advances to M-Wave from time to time during the period prior to June 28, 2006, in an aggregate principal amount not to exceed Nine Hundred Seventy-Four Thousand Dollars ($974,000.00) (the "Additional Credit"), in accordance with the budget attached as Exhibit A to this Amendment and made a part hereof (the "Budget"). Interest shall accrue on the principal amount of Additional Credit outstanding from time to time (commencing with the date on which such Additional Credit is advanced) at the interest rate, and shall be payable in cash monthly in arrears at the times and in the manner, specified in Section 2 (entitled "Interest") of the Schedule attached to the 2004 Loan Agreement, except that the term "Prime Rate" shall mean the "prime rate" reported by the Wall Street Journal under "Money Rates," and the interest rate applicable to the Additional Credit shall change on each date that there is a change in such "prime rate" reported by the Wall Street Journal. Unless earlier accelerated upon the occurrence of an Event of Default (as that term is defined in the Loan Agreements), all principal and unpaid interest outstanding on the Additional Credit shall be due and payable on June 28, 2006.

3.4   Conditions to the Advance of Additional Credit. Lender's obligation to make an advance of Additional Credit to M-Wave shall be subject to all of the following conditions precedent:

3.4.1    M-Wave shall have submitted to Lender a written request for an advance of Additional Credit in form satisfactory to Lender specifying the requested amount and use of such advance pursuant to the Budget, which written request shall be accompanied by such supporting information (including invoices or other evidence of the proper use of such advance) as Lender may require;

3.4.2    No Default or Event of Default (as those terms are defined in the Loan Agreements) shall have occurred and be continuing; and

3.4.3    Each of the representations and warranties set forth in the Loan Agreements shall be true on the date of M-Wave's written request for an advance of Additional Credit and on the effective date of such advance. Each advance is M-Wave's representation and warranty on that date that the representations and warranties set forth in the Loan Agreements remain true.

3.5   Mandatory Repayments and Reduction of Additional Credit. Except for sales of inventory in the ordinary course of business, the net sale proceeds (which, in the case of the sale of any assets of DBS, includes trade payables attributable to DBS) of the sale of any assets of either Borrower shall be paid to Lender for application to the outstanding principal amount of the Loans or the Additional Credit (and shall be applied to the Additional Credit and the Loans in any order Lender may choose).

3.6   Cross-Default. Any Event of Default under the 2004 Loan Agreement or the 2005 Loan Agreement shall constitute a default under each other loan or other obligation (other than the 2004 Loan, the 2005 Loan or the Additional Credit) at any time owing from either of the Borrowers to either Lender or Monarch, and any default or event of default (subject to any applicable notice and cure rights) under and as defined in any agreement (other than the 2004 Loan Agreement or the 2005 Loan Agreement) between either of the Borrowers, on the one hand, and either Lender or Monarch, on the other, shall constitute an Event of Default under each of the 2004 Loan Agreement and the 2005 Loan Agreement.

4.     Waiver of Existing Defaults. In consideration of the waiver fee described below, upon this Amendment's becoming effective Lender waives all outstanding Events of Default on the Loans that arise from acts, omissions or circumstances (or, with notice or the passage of time or both, would arise from acts, omissions or circumstances) that occurred or arose prior to the date of this Amendment. The Borrowers shall pay to Lender a waiver fee of Ten Thousand Dollars ($10,000.00), $5,000.00 of which is allocated to each of the 2004 Loan and the 2005 Loan and added to the outstanding principal amount thereof as of the date of this Agreement. Interest shall accrue on the unpaid amount of such fee from and after the effective date of this Amendment, and such fee shall be due and payable to Lender on June 28, 2006. Except as expressly waived by this Section 4, Lender reserves all of its rights and remedies under the Loan Documents.

5.     Conditions Precedent. This Amendment shall become effective upon Lender's receipt of fully executed and, where appropriate, acknowledged originals of this Amendment and any other documents that Lender may require or request in accordance with this Amendment or the other Loan Documents.

6.     The Borrowers' Representations and Warranties. Each of the Borrowers represents and warrants to Lender as follows:

(a)   Loan Documents. All representations and warranties made and given by such Borrower in the Loan Documents are true, accurate and correct.

(b)   No Default. Subject to the effectiveness of the waiver set forth in Section 4, above, no Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

(c)   Borrowing Entity. M-Wave is a corporation that is duly organized and validly existing under the laws of the State of Delaware, and is qualified to do business in each jurisdiction in which its ownership of assets or the conduct of its business requires such qualification. There have been no changes in the organization, ownership structure or formation documents of M-Wave that have not been disclosed to Lender. DBS is a corporation that is duly organized and validly existing under the laws of the State of Illinois, and is qualified to do business in each jurisdiction in which its ownership of assets or the conduct of its business requires such qualification. There have been no changes in the organization, ownership structure or formation documents of DBS that have not been disclosed to Lender. DBS is the sole subsidiary of M-Wave.

7.     Incorporation. Upon its effective date, this Amendment shall constitute a Loan Document and shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.

8.     No Prejudice; Reservation of Rights. This Amendment shall not prejudice any rights or remedies of Lender under the Loan Documents. Lender reserves, without limitation, all rights that it has against any indemnitor, guarantor or other person or entity from time to time liable under any of the Loan Documents.

9.     No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Amendment, and all such documents shall remain in full force and effect.

10.   Expenses. The Borrowers shall reimburse Lender on demand, in immediately available funds, for all costs and expenses incurred by Lender in connection with this Amendment, including legal fees and expenses of Lender's counsel.

11.   Purpose and Effect of Approvals. Approval of any matter in connection with the Loans by Lender shall be for the sole purpose of protecting the security and rights of Lender. No such approval shall result in a waiver of any default by a Borrower. In no event shall any approval of Lender constitute a representation of any kind with regard to the matter being approved.

12.   Integration. The Loan Documents, including this Amendment: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of their agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Amendment and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail.

13.   Miscellaneous. The obligations of the Borrowers under this Amendment and each of the other Loan Documents are joint and several. This Amendment may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Amendment or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Amendment shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used here, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to."

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

"Borrowers"

M-WAVE, INC.,
a Delaware corporation

By		/s/Jim Mayer

Interim Chief Executive Officer

M-WAVE DBS, INC.,
an Illinois corporation

By		/s/Jim Mayer

Interim Chief Executive Officer

"Lender"

MERCATOR MOMENTUM FUND III, L.P., a California limited partnership

By:		M.A.G. CAPITAL, LLC,
a California limited liability company, its General Partner

	By	/s/David Firestone
Managing Member

CONSENT OF SUBORDINATED CREDITORS

Each of the undersigned hereby consents to the foregoing First Amendment to Loan and Security Agreements, and reaffirms its obligations to Mercator Momentum Fund III, L.P., as successor to Silicon Valley Bank as Lender, under the Subordination Agreement for the benefit of Lender to which it is a party, and agrees that it is and remains bound by such Subordination Agreement.

Dated as of January 25, 2006

MERCATOR MOMENTUM FUND, L.P., a California limited partnership

By:	M.A.G. CAPITAL, LLC, a California limited liability company, its General Partner

	By	/s/David Firestone
Managing Member

MONARCH POINTE FUND, LTD.

By	/s/David Firestone
Managing Member

EXHIBIT A

BUDGET FOR USE OF ADDITIONAL CREDIT

 A-1